Exhibit 99.1

Bright Lights Acquisition Corp. and MANSCAPED™ Mutually Agree to Terminate
Business Combination Agreement Due to Unfavorable Market Conditions

LOS ANGELES & SAN DIEGO, Calif. (August 18, 2022) — Bright Lights Acquisition Corp. (“Bright Lights” or “BLTS”) (Nasdaq: BLTS), a special purpose acquisition company (“SPAC”), and MANSCAPED™ (“MANSCAPED” or the “Company”), a leading global consumer lifestyle brand specializing in men’s grooming and self-care, today announced that they are mutually terminating their previously announced Business Combination Agreement, effective immediately.

“Although we are disappointed that current market conditions have made it unworkable to complete the merger with MANSCAPED, we are huge fans of the company and wish Paul and the rest of the team continued success,” said Mike Mahan, Chief Executive Officer of Bright Lights.

“Since founding MANSCAPED, we have been intently focused on building a global, omnichannel lifestyle brand that provides men with premium self-grooming tools from head-to-toe,” said Paul Tran, Chief Executive Officer of MANSCAPED. “We are confident in our long-term growth strategy and are excited about the future for MANSCAPED. Mike and the Bright Lights team have been great partners throughout this process, and we wish them well moving forward.”

Additional information about the termination of the Business Combination Agreement will be provided in a Current Report on Form 8-K to be filed by Bright Lights with the SEC and will be available at www.sec.gov.

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About Bright Lights Acquisition Corp.

Bright Lights is a blank check company that was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. Bright Lights' efforts to identify a prospective target business are not limited to a particular industry or geographic region, but Bright Lights intends to focus on businesses operating in the consumer products and media, entertainment, and sports sectors. Bright Lights is led by Chief Executive Officer Michael Mahan, Co-Chairmen Allen Shapiro and John Howard and Chief Financial Officer Hahn Lee. For more information, visit https://www.brightlightsacquisition.com/.

About MANSCAPED

Founded by Paul Tran in 2016, San Diego, California-based MANSCAPED™ is the global men’s lifestyle consumer brand and male grooming category creator trusted by over six million men worldwide. The product range includes a diversified line of premium tools, formulations, and accessories designed to introduce and elevate a whole new self-care routine for men. MANSCAPED’s collection is available globally in 39 countries via DTC and on Amazon in more than 100 countries worldwide. Retail placement includes Target®, Best Buy, Macy’s, Walgreens, and Military Exchanges in the U.S. and Hairhouse locations in Australia. For more information, visit the website or follow on Facebook, Instagram, Twitter, TikTok, Tumblr, and YouTube.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to a future potential business combination and any other statements relating to future results, strategy and plans of BLTS (including certain statements which may be identified by the use of the words “plans”, “expects”, “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, or “believes”, or variations of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will”, “will be taken”, “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of BLTS, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to a delay in or the failure to close a future potential business combination, the amount of redemptions, the ability to retain key personnel and the ability to achieve stockholder and regulatory approvals, industry trends, legislation or regulatory requirements and developments in the global economy as well as the public health crisis related to the coronavirus (COVID-19) pandemic and resulting significant negative effects to the global economy, disrupted global supply chains and significant volatility and disruption of financial markets, increased operating costs and the impact of government shutdowns. Additional information on these and other factors that may cause actual results and BLTS’ performance to differ materially is included in BLTS’ periodic reports filed with the SEC, including, but not limited to, BLTS’ Annual Report on Form 10-K for the year ended December 31, 2021, and subsequent Quarterly Reports on Form 10-Q. Copies of BLTS’ filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting BLTS. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and BLTS undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Bright Lights Contacts:

PR:

Larry Solters

solters@solters.com

Investors:

Hahn Lee

Chief Financial Officer and Secretary

Telephone: (310) 421-1472

Email: info@brightlightsacquisition.com

MANSCAPED Contacts:

Jared Filippone, CFA

Director of Investor Relations, MANSCAPED™

IR@manscaped.com

Allison Frazier

Director of Communications, MANSCAPED™

allison@manscaped.com